                                 EXHIBIT 24(a)

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes Gary D. Parker and Bruce C. Karsk, and each of them singly, such person's true and lawful attorney-in-fact, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all instruments, reports and amendments which said attorney-in-fact or any one of them may deem necessary or advisable to enable Lindsay Manufacturing Co., (the "Company") to comply with the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any rules, regulations and requirements of the Securities and Exchange Commission under the 1934 Act, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all of the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Notification of Late Filing on Form 12b-25; and we do hereby ratify and confirm all that said attorneys-in-fact, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

     Executed below by the following persons in the capacities and on the dates indicated.




               SIGNATURE                           CAPACITY                                  DATE
            --------------                     ----------------                         ------------



            Gary D. Parker                   Chairman of the Board                     November 20, 1997
            --------------                   of Directors, President
            Gary D. Parker                   Chief Executive Officer,
                                             (Principal Executive Officer)


           Vaughn L. Beals, Jr.               Director                                 November 20, 1997
           --------------------
           Vaughn L. Beals, Jr.


           Howard G. Buffett                  Director                                 November 20, 1997
           --------------------
           Howard G. Buffett


           John W. Croghan                    Director                                 November 20, 1997
           --------------------
           John W. Croghan


           George W. Plossl                   Director                                 November 20, 1997
           --------------------
           George W. Plossl


           Bruce C. Karsk                     Vice President of                        November 20, 1997
           --------------------               Finance, Secretary and
           Bruce C. Karsk                     Treasurer (Principal
                                              Financial and Accounting
                                              Officer)


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